Exhibit 10.2

THIS SECURED CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE PAYOR THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

SECURED CONVERTIBLE PROMISSORY NOTE

$500,000.00
September 28, 2015
Thornton, Colorado

For value received, Ascent Solar Technologies, Inc., a Delaware corporation (“Payor”), promises to pay to Seng Wei Seow or its assigns (“Holder”) the principal sum of Five Hundred Thousand Dollars ($500,000.00) with interest on the outstanding principal amount at the rate of eight percent (8%) per annum. Interest shall commence with the date hereof, shall accrue and compound quarterly and shall continue to accrue on the outstanding principal until paid in full or converted. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed. The principal and accrued interest on this note (the “Note”) shall be due and payable on September 4, 2016 (the “Maturity Date”), unless converted in accordance with the terms of Section 4 below provided that the Maturity Date of all Notes (as defined below) may be extended with the written consent of Holders of at least a majority in interest of the outstanding principal amount of all Notes, provided further that the Payor shall provide written notice of any such extension to all Holders (as defined below).
1.This Note is issued as part of a series of substantially similar notes (collectively, the “Notes”) to be issued pursuant to the terms of that certain Note Purchase Agreement dated as of the date hereof (the “Agreement”) to the persons listed on the Schedule of Purchasers thereof (collectively, the “Holders”). Terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.
2.    THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY THE SECURITY AGREEMENT, DATED AS OF SEPTEMBER 4, 2015 AND EXECUTED BY THE PAYOR IN FAVOR OF HOLDERS (SUCH AGREEMENT, AS AMENDED, MODIFIED OR SUPPLEMENTED, THE “SECURITY AGREEMENT”). ADDITIONAL RIGHTS OF HOLDER ARE SET FORTH IN THE SECURITY AGREEMENT.
3.    All payments of interest and principal shall be in lawful money of the United States of America and shall be made pro rata among all Holders. All payments shall be applied first to accrued expenses due under this Note, next to interest and thereafter to principal.

4.    The Holder shall have the option, but not the obligation, to convert the outstanding principal and accrued unpaid interest of this Note into shares of the Payor’s Common Stock at a purchase price per share equal to $0.12 per share (the “Conversion Price”). The Conversion Price shall be ratably adjusted in the event of any stock split, reverse stock split, stock dividend or similar subdivision or combination affecting the Payor’s Common Stock. Any such adjustment shall become effective at the close of business on the date the subdivision or combination becomes effective.
5.    Upon any conversion pursuant to Section 4 above, the Holder shall deliver the Note to Payor, and Payor shall deliver to the Holder a certificate representing that number of shares into which the Holder has converted the principal and interest at such rate. The principal so converted shall be deemed fully paid, and interest shall not thereafter accrue on such amounts. No fractional shares will be issued in connection with such conversion. In lieu of fractional shares which would otherwise be issuable, Payor shall pay cash equal to the product of such fraction multiplied by the per share price used in the conversion the Note.
6.    Unless this Note has been converted in accordance with the terms of Sections 4 and 5 above, the entire outstanding principal balance and all unpaid accrued interest shall become fully due and payable on the Maturity Date. On the Maturity Date, Payor shall pay the Holder the outstanding principal balance, plus an amount equal to all accrued interest.
7.    Promptly upon the occurrence thereof, Payor shall furnish to Holder written notice of the occurrence of any Event of Default (as defined below) hereunder.
8.    If action is instituted to collect this Note, the Payor promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action.
9.    Payor may prepay this Note prior to the Maturity Date.
10.    If there shall be any Event of Default hereunder, with the consent of a Majority of Secured Parties (as such term is defined in the Security Agreement), at the option of, and upon the declaration of the Holder of this Note and upon written notice to the Payor (which election and notice shall not be required in the case of an Event of Default under Section 10(e) or 10(f)), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:
(a)    Payor fails to pay timely any of the principal amount due under any of the Notes on the date the same becomes due and payable or any accrued interest or other amounts due under any of the Notes on the date the same becomes due and payable;
(b)    Payor shall default in its performance of any agreement, term, covenant or condition under any Transaction Agreement (as such term is defined in the Security Agreement);
(c)    Any representation, warranty, or other statement made or furnished by or on behalf of the Payor to Holder in writing in connection with this Note or any of the other Transaction

Agreements, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished;
(d)    The Payor shall (i) fail to make any payment when due under the terms of any bond, debenture, note or other evidence of indebtedness for money borrowed to be paid by Payor and such failure shall continue beyond any period of grace provided with respect thereto, or (ii) default in the observance or performance of any other agreement, term or condition contained in any bond, debenture, note or other evidence of indebtedness for borrowed money, and the effect of such failure or default is to cause, or permit the holder or holders thereof to cause, indebtedness in an aggregate amount of $1,000,000 or more to become due prior to its stated date of maturity;
(e)    Payor (i) files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect; (ii) makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; (iii) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property; (iv) is unable, or admits in writing its inability, to pay its debts generally as they mature, (v) is dissolved or liquidated; (vi) becomes insolvent (as such term may be defined or interpreted under any applicable statute); or (vii) takes any action for the purpose of effecting any of the foregoing;
(f)    An involuntary petition is filed against Payor (unless such petition is dismissed or discharged within thirty (30) days under any bankruptcy statute now or hereafter in effect) or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Payor;
(g)    A final judgment or order for the payment of money in excess of $1,000,000 shall be rendered against the Payor and the same shall remain undischarged for a period of 10 days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against the Collateral (as such term is defined in the Security Agreement) and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within ten (10) days after issue or levy;
(h)    An uninsured loss, theft, substantial damage, destruction, sale (other than a sale of inventory in the ordinary course of business) or encumbrance (other than Permitted Liens (as such term is defined in the Security Agreement)) to all or substantial part of the Collateral; or
(i)    The deterioration, depreciation or destruction of the Collateral, or any part thereof, which causes the Collateral to become unsatisfactory to the Secured Parties (as determined by the Majority of Secured Parties) as to character or value.
11.    Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Section 11(e) or 11(f)) and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to the Payor, declare all outstanding Obligations (as defined below) payable by the Payor hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Agreements to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Section 11(e) or 11(f), immediately and without notice, all outstanding Obligations payable by the Payor hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Agreements to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy granted to it by the Transaction Agreements or otherwise permitted to it by law, either by suit in equity or by action at law, or both. The term “Obligations” shall have the meaning ascribed to such term in the Security Agreement.
12.    Security Interest.
(a)    The security interest granted to the Holder pursuant to the Security Agreement shall be pari passu with the security interests granted to each other holder of the Notes.
(b)    Payor agrees that the indebtedness evidenced by this Note is secured by a pledge of certain of the Payor’s assets, as set forth in the Security Agreement. Payor agrees to take such actions and execute such documents as the Holders reasonably request to perfect their security interest in such assets of Payor.
13.    All notices required or permitted hereunder shall be given in accordance with the notice provisions contained in the Agreement.
14.    The Payor hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this Note.
15.    This Note shall be governed by and construed under the laws of the State of Colorado, as applied to agreements among Colorado residents, made and to be performed entirely within the State of Colorado, without giving effect to conflicts of laws principles.
16.    Any term of this Note (excluding the principal amount of the Note, the interest rate of the Note or Sections 4, 6, and 9) may be amended or waived with the written consent of Payor and Holders of at least two-thirds (2/3) in interest of the outstanding principal amount of all Notes, as provided in the Agreement. Upon the effectuation of such waiver or amendment in conformance with this Section 16, the Payor shall promptly give written notice thereof to the record holders of the Notes who have not previously consented thereto in writing.

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IN WITNESS WHEREOF, Payor and Holder have caused this Note to be executed as of the date first written above.

PAYOR:

ASCENT SOLAR TECHNOLOGIES, INC.

By:    /s/ Victor Lee
Name: Victor Lee
Title: Chief Executive Officer

HOLDER:

SENG WEI SEOW

By:    /s/ Seng Wei Seow
Name: Seng Wei Seow

SIGNATURE PAGE TO SECURED CONVERTIBLE PROMISSORY NOTE